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                                                                   Exhibit 10.38


                                                                  EXECUTION COPY

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                         AGREEMENT OF PURCHASE AND SALE

                                     BETWEEN

                          CORPORATE PROPERTY INVESTORS

                                   ("Seller")

                                       AND

                            DEVELOPMENT OPTIONS, INC.

                                  ("Purchaser")

                             Dated December 31, 1997

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   Definitions..............................   1

SECTION 1.02.  Definitions Generally........................................   5

                                   ARTICLE II

                     Agreement to Sell and Purchase the Mall................   6

                                   ARTICLE III

                       Purchase Price, Deposits and Escrow..................   6

                                   ARTICLE IV

                                Failure to Close

SECTION 4.01.  Purchaser's Default .........................................   7
SECTION 4.02.  Seller's Default ............................................   8
SECTION 4.03.  Survival ....................................................   8

                                    ARTICLE V

                          Closing and Transfer of Title

SECTION 5.01.  Closing .....................................................   9
SECTION 5.02.  Closing Procedure ...........................................   9
SECTION 5.03.  Purchaser's Performance .....................................  12
SECTION 5.04.  Evidence of Authority; Miscellaneous ........................  12

                                   ARTICLE VI

                        Prorations of Rents, Taxes, Etc.

SECTION 6.01.  Rents; Rents as and when Collected ..........................  12
SECTION 6.02.  Additional Items ............................................  17
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                                   ARTICLE VII

                      Loss due to Casualty or Condemnation

SECTION 7.01.   Loss due to Condemnation ...................................  18
SECTION 7.02.   Loss due to Casualty .......................................  19

                                  ARTICLE VIII

                           Maintenance of the Property......................  20

                                   ARTICLE IX

                                     Broker.................................  21

                                    ARTICLE X

                         Representations and Warranties

SECTION 10.01.  Representations and Warranties of Seller ...................  21
SECTION 10.02.  Representations and Warranties of Purchaser ................  26
SECTION 10.03.  No Implied Representations .................................  26
SECTION 10.05.  No Independent Investigation ...............................  28
SECTION 10.06.  Effect of Estoppels ........................................  29
SECTION 10.07.  Survival of Seller's Warranties, etc .......................  29

                                   ARTICLE XI

                                 Indemnification

SECTION 11.01.  Seller's Indemnification ...................................  30
SECTION 11.02.  Purchaser's Indemnification ................................  31
SECTION 11.03.  Surviving Covenants ........................................  31
SECTION 11.04.  No Limitations .............................................  31

                                   ARTICLE XII

                                Inspection Period...........................  31


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                                                                            Page
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                                  ARTICLE XIII

                                   Assignment...............................  32

                                   ARTICLE XIV

                                     Notices................................  32

                                   ARTICLE XV

                                    Expenses................................  33

                                   ARTICLE XVI

                                  Miscellaneous

SECTION 16.01.  Successors and Assigns .....................................  34
SECTION 16.02.  Gender .....................................................  34
SECTION 16.03.  Captions ...................................................  34
SECTION 16.04.  Construction ...............................................  34
SECTION 16.05.  Entire Agreement ...........................................  34
SECTION 16.06.  Cure by Guarantor ..........................................  34
SECTION 16.07.  Original Document ..........................................  34
SECTION 16.08.  Governing Law ..............................................  34
SECTION 16.09.  Operating and Expense Statement ............................  34
SECTION 16.10.  No Third Party Beneficiary .................................  35
SECTION 16.11.  Exculpation ................................................  35
SECTION 16.12.  No Recording; Confidentiality ..............................  35
SECTION 16.13.  Waiver of Trial by Jury ....................................  38

Exhibit A   Personal Property
Exhibit B   Land
Exhibit C   Operating Agreements
Exhibit D   Other Agreements
Exhibit E   Form of Limited Warranty Deed
Exhibit F   Permitted Encumbrances
Exhibit G   Form of Bill of Sale
Exhibit H   Form of Assignment and Assumption of Leases
Exhibit I   Form of Assignment and Assumption of Operating Agreements
Exhibit J   Form of Assignment and Assumption of Other Agreements
Exhibit K   Form of Major and Non-Major Tenant Estoppel
Exhibit L   Form of Adjoining Owners Estoppel


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Exhibit M   Notices Relating to Operating Agreements
Exhibit N   Rent Roll
Exhibit O   Form of FIRPTA Affidavit
Exhibit P   Delinquent Tenants
Exhibit Q   Litigation
Exhibit R   Schedule of Environmental Reports
Exhibit S   Intangible Personal Property
Exhibit T   Form of General Assignment
Exhibit U   Audits in Progress
Exhibit V   Financial Statements
Exhibit W   Special Assessments


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                        THIS AGREEMENT OF PURCHASE AND SALE is made this 31st
                  day of December, 1997 by and between CORPORATE PROPERTY INVESTORS, a Massachusetts business trust ("Seller"), and DEVELOPMENT OPTIONS, INC., a Wyoming corporation ("Purchaser").

                              W I T N E S S E T H :

            WHEREAS Seller is owner in fee (other than the portions thereof owned by Adjoining Owners) of Burnsville Center, a regional shopping mall located in Burnsville, Minnesota and more particularly described in this Agreement.

            WHEREAS Seller desires to sell such shopping mall to Purchaser, and Purchaser desires to purchase such shopping mall from Seller, subject to and upon all the terms, covenants and conditions of this Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual undertakings in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

            SECTION 1.01. Definitions. Wherever used in this Agreement, the following terms shall have the meanings set forth in this Article I unless the context of this Agreement clearly requires another interpretation:

            "Adjoining Owners" shall mean J.C. Penney Properties, Inc., a Delaware corporation, Dayton-Hudson Corporation, a Minnesota corporation, Sears, Roebuck & Co., a New York corporation and Mervyn's, a California corporation.

            "Adjoining Properties" shall mean the land and/or the improvements thereon of Adjoining Owners which are not part of but are operated in conjunction with such Mall under the terms of an Operating Agreement.

            "Adjustment Point" shall have the meaning set forth in Section 6.01.

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            "Appurtenances" shall mean, with respect to the Mall and the Land, all right, title and interest, if any, of Seller in and to the following: (a) all land lying in the bed of any street, highway, road or avenue, open or proposed, public or private, in front of or adjoining the Land, to the center line thereof; (b) all rights of way, highways, public places, easements, appendages, appurtenances, sidewalks, alleys, strips and gores of land adjoining or appurtenant to the Land which are now or hereafter used in connection with the Mall; (c) all awards to be made in lieu of any of the foregoing, or for damages to the Land by reason of the change of grade of any street, highway, road or avenue; and (d) all easements, rights and privileges benefiting the Land, including those under the applicable Operating Agreement or Agreements.

            "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which national banking institutions in New York City are authorized or required to close.

            "Closing" shall mean the closing of the sale of the Mall by Seller to Purchaser provided for in Article V.

            "Closing Date" shall have the meaning specified in Section 5.01.

            "Deposit" shall have the meaning set forth in Section 3(a).

            "Escrow Holder" shall mean the Title Company acting in its capacity as escrow agent under Article III.

            "Excepted Items" shall mean: (i) all items of personal property owned by the Managing Agent, Tenants, subtenants, independent contractors, business invitees, utilities or Adjoining Owners including all gift certificates, registers and stock; (ii) all items of personal property not owned but leased by Seller as identified on Exhibit A annexed hereto; and (iii) all cash on hand, checks, money orders, prepaid postage in postage meters and, subject to Article VI, accounts receivable.

            "Governmental Authorities" shall mean all agencies, bureaus, departments and officials of Federal, state, county, municipal and local governments and public authorities having jurisdiction over the Mall or any part thereof.

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            "Hazardous Materials" shall have the meaning set forth in subsection
10.01(k).

            "Impositions" shall mean all real estate and personal property taxes, general and special assessments, water and sewer charges, license fees and other fees and charges assessed or imposed by Governmental Authorities upon the applicable Property, Intangible Personal Property and/or Personal Property.

            "Improvements" shall mean all buildings, facilities, equipment, structures and improvements now located or hereafter erected on the Land, and all fixtures constituting a part thereof, other than those owned by Adjoining Owners.

            "Inspection Period" shall have the meaning set forth in Article XII.

            "Intangible Personal Property" shall mean all right, title and interest of Seller in and to all telephone numbers listed after the name of the Mall, all names (including the right to use the name Burnsville Mall), trade names, designations, logos and service marks, licenses and permits (in each case, the extent assignable) and the appurtenant good will, used in connection with operation of the Mall (other than the names or variations thereof of Seller, the Managing Agent, Adjoining Owners and Tenants), agreements to operate for specific periods, radius restriction agreements and similar agreements made by Tenants and Major Tenants, whether in their Leases or Operating Agreements or in separate agreements, and all similar items of intangible personal property owned by Seller and utilized solely in connection with the operation of the Mall (excluding Excepted Items) including without limitation those set forth on Exhibit S.

            "knowledge" or "notice" when used in respect of Seller shall mean, without independent investigation other than inquiry of the Managing Agent of the Mall, the actual knowledge of or written notice received by Robert Johnson, Wendy Thompson, James Selonick or Robert Lowenfish.

            "Land" shall mean the following: all those certain lots, pieces of parcels of land situate, lying and being in the County of Dakota, State of Minnesota, more particularly described in Exhibit B annexed hereto and made a part hereof, together with the Appurtenances.

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            "Leases" shall mean all leases, licenses, concessions and other forms of agreement, written or oral, however denominated, wherein Seller (as a party named therein or the successor thereto) grants to any party or parties, other than the Managing Agent, the right of use or occupancy of any portion of the Mall, and all renewals, modifications, amendments and guaranties affecting the same, but expressly excluding the Operating Agreements and Other Agreements.

            "Legal Requirements" shall mean all statutes, laws, ordinances, rules, regulations, executive orders and requirements of all Governmental Authorities which are applicable to the Mall or any part thereof or the use or manner of use thereof, or to the owners, Tenants or occupants thereof in connection with such ownership, occupancy or use.

            "Letter of Credit" shall have the meaning set forth in Article III.

            "Losses" shall have the meaning set forth in Section 11.01.

            "Major Tenant" shall mean any Tenant of the Mall leasing an aggregate amount of space in such Mall in excess of 15,000 square foot of gross leasable area.

            "Mall" shall mean the Land, the Improvements, the Appurtenances, the Personal Property, the Leases, the Operating Agreements, the Other Agreements and the Intangible Personal Property.

            "Management Agreement" shall mean that certain agreement dated as of November 15, 1996 between Seller and Managing Agent, as amended from time to time.

            "Managing Agent" shall mean Pembrook Management, Inc., a New York corporation.

            "Operating Agreements" shall mean all agreements and/or ground or operating leases, as amended, by and between Seller or its predecessor in title to the Mall and the Adjoining Owners and relating to the Mall.

            "Other Agreements" shall mean all contracts, agreements and documents relating to the Mall to which Seller or its predecessor in interest shall be, at Closing, a party and by which Seller is bound and which Purchaser is obligated to assume hereunder, other than the Operating

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Agreements and Leases, and including without limitation, all service contracts, construction contracts, leases of personal property and utility agreements.

            "Permitted Encumbrances" shall have the meaning set forth in Section 5.02.

            "Personal Property" shall mean all apparatus, machinery, devices, appurtenances, equipment, furniture, furnishings, seasonal decorations and other items of personal property (other than Intangible Personal Property and the Excepted Items) owned by Seller and located at and used in connection with the ownership, operation or maintenance of the Mall, and shall include the items listed in Exhibit A.

            "Property" shall mean the Land and the Improvements.

            "Purchase Price" shall have the meaning set forth in Article III.

            "Rents" shall mean all fixed, minimum, additional, percentage, overage and escalation rents, common area and/or mall maintenance charges, advertising and promotional charges, insurance charges, rubbish removal charges, sprinkler charges, shoppers aid charges, water charges, utility charges, HVAC charges and other amounts payable under the Leases or the Operating Agreements.

            "Seller Estoppel" shall have the meaning specified in subsection 5.02(h).

            "Surviving Covenants" shall mean any covenant contained in this Agreement that by its terms survives the Closing.

            "Tenants" shall mean the tenants, licensees, concessionaires or other users or occupants under Leases.

            "Tenant Notices" shall have the meaning specified in subsection 5.02(f).

            "Title Company" shall mean First American Title Insurance Company, 228 East 45th Street, New York, New York 10017.

            "Violations" shall mean violations of Legal Requirements existing with respect to the Mall.

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            SECTION 1.02. Definitions Generally. Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation" when such phrase does not otherwise appear. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. The article and section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All article, section, paragraph, clause, exhibit or schedule references not attributed to a particular document shall be references to such parts of this Agreement.

                                   ARTICLE II

                     Agreement to Sell and Purchase the Mall

            Upon and subject to the terms and conditions of this Agreement, Seller agrees to sell and convey all of Seller's rights, title and interest in and to the Mall to Purchaser and Purchaser agrees to purchase all of Seller's right, title and interest in and to the Mall from Seller. Seller shall convey and Purchaser shall accept fee simple title to the Property in accordance with the terms of this Agreement, subject only to the Permitted Encumbrances.

                                   ARTICLE III

                       Purchase Price, Deposits and Escrow

            The purchase price which the Purchaser agrees to pay and the Seller agrees to accept for the Property shall be the sum of Eighty One Million Dollars ($81,000,000.00) (hereinafter referred to as the "Purchase Price"), payable as follows:

            (a) On or before January 6, 1998, Purchaser shall deliver to Escrow Agent an irrevocable letter of credit in the stated amount of One Million Six Hundred Sixty Thousand Dollars ($1,660,000), having terms and conditions (including the issuer thereof and the expiry date thereof) satisfactory in all respects to Seller (the "Letter of Credit"). The Letter of Credit, together with the proceeds of any drawing thereunder, is sometimes referred to in this Agreement as the "Deposit".

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            (b) The Purchase Price, plus or minus adjustments and credits provided for in Article VI and any other applicable provisions of this Agreement, shall be paid by Purchaser to Seller at the time of Closing by wire transfer of immediately available Federal funds through the Escrow Holder, with the transfer of funds to an account to be designated by Seller to be completed by 2:00 p.m. on the Closing Date.

            In addition to the Deposit, Purchaser shall deposit three (3) fully executed copies of this Agreement with the Escrow Holder immediately after both parties have executed it. The Escrow Holder shall retain one copy of this Agreement and deliver one copy hereof to each of Purchaser and Seller. The parties acknowledge that (i) Escrow Holder is acting solely as a stakeholder at their request and for their convenience, (ii) Escrow Holder shall not be deemed to be the agent of either of the parties and (iii) Escrow Holder shall have no liability to any party on account of its failure to disburse the Deposit (beyond disbursing the Deposit and any earnings thereon as directed by the parties or a court of competent jurisdiction). As between Escrow Holder on the one hand, and Seller and Purchaser on the other hand, Seller and Purchaser shall jointly and severally indemnify and hold Escrow Holder harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrow Holder's duties hereunder, except with respect to actions or omissions taken or permitted by Escrow Holder in disregard of this Agreement or involving bad faith or negligence on the part of the Escrow Holder. As between Seller and Purchaser, the prevailing party in any dispute concerning the Deposit shall be indemnified and held harmless from payments due to the Escrow Holder under the preceding sentence.

                                   ARTICLE IV

                                Failure to Close

            SECTION 4.01. Purchaser's Default. (a) If Seller has complied with all of the covenants and conditions contained herein in all material respects and Purchaser fails to consummate this Agreement and take title by reason of a default on Purchaser's part, then the parties hereto recognize and agree that the damages that Seller will sustain as a result thereof will be substantial, but difficult if not impossible to ascertain. Therefore, the parties agree that, in the event of Purchaser's default as

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aforesaid, Seller shall, as its sole remedy, first demand payment from Purchaser in an amount equal to the Deposit as liquidated damages (in which event, following full payment, the Letter of Credit shall be returned to Purchaser), and if Seller has not received such amount by the earlier of five days after Seller's demand or the day prior to the expiry date of the Letter of Credit, then Seller shall be entitled to direct the Escrow Agent to draw under the Letter of Credit in the full amount thereof and pay the proceeds of such drawing to the Seller plus interest earned thereon, if any, as liquidated damages, and after such payment or drawing neither party shall have any further rights or obligations with respect to the other under this Agreement, except for the Surviving Covenants. Seller acknowledges and agrees (1) that the Deposit plus interest earned thereon is a reasonable estimate of and bears a reasonable relationship to the damages that would be suffered and costs incurred by Seller as a result of having withdrawn the Property from sale and the failure of closing to occur due to a default by Purchaser under this Agreement and (2) Purchaser seeks to limit its liability under this Agreement to the amount of the Deposit plus interest earned thereon in the event this Agreement is terminated and the transaction contemplated by this Agreement does not close due to a default by Purchaser hereunder.

            (b) In the event that after the Closing Date (i) Purchaser is in default in the payment of any monetary obligation hereunder which continues for more than ten days or (ii) is in default in the performance of any other obligation hereunder which continues for more than 45 days, then Seller may seek damages (but excluding consequential damages) from Purchaser.

            SECTION 4.02. Seller's Default. In the event that Purchaser has complied with all of the covenants and conditions contained herein and is ready, willing and able to take title to the Property in accordance with this Agreement, and Seller defaults in performance of its obligations in any material respect hereunder and fails to consummate this Agreement, then Purchaser shall be entitled to pursue, at its election, one of the following as its sole and exclusive remedy: (i) terminate this Agreement and recover the Deposit plus any interest accrued thereon, (ii) not terminate this Agreement and seek specific performance of this Agreement or (iii) in the case of prior sale or mortgaging of the Mall to any person or entity (other than Purchaser or its successors or assigns) in breach of this Agreement, seek damages (but excluding consequential damages) but only if Purchaser has theretofore

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brought an action seeking specific performance of Seller's obligations under this Agreement within six months after such prior sale or mortgaging. Except as provided in the preceding clause (iii), Purchaser hereby waives any right to sue Seller for damages (including consequential damages) for any default by Seller hereunder, but if the Closing occurs, subject to the provisions of Sections
10.06 and 10.07, such waiver shall not apply to damages to which Purchaser may be entitled hereunder by reason of any breach by Seller of any of its warranties or representations hereunder which survive the Closing.

            SECTION 4.03. Survival. The provisions of this Article IV shall be Surviving Covenants.

                                    ARTICLE V

                          Closing and Transfer of Title

            SECTION 5.01. Closing. The parties hereto agree to conduct the Closing at 10:00 a.m. New York, New York time on January 30, 1998 (the "Closing Date") at the offices of Cravath, Swaine & Moore in New York, New York. Time shall be of the essence with respect to the Closing Date, and this Agreement shall terminate if for any reason the Closing does not occur on the Closing Date.

            SECTION 5.02. Closing Procedure. Seller shall execute and deliver or cause to be delivered to Purchaser on or before the Closing:

            (a) a Limited Warranty Deed, in the form attached hereto as Exhibit E, proper for recording, conveying the Land and Improvements to Purchaser, subject, however, to such title matters as are set forth in Exhibit F (the "Permitted Encumbrances");

            (b) a Bill of Sale in the form attached hereto as Exhibit G, dated as of the date of Closing transferring the Personal Property to Purchaser, which bill of sale shall contain no warranties, express or implied, by Seller except that Seller owns the Personal Property transferred thereby, free and clear of all liens or encumbrances except as set forth in Exhibit F (the "Permitted Encumbrances");

            (c) an Assignment and Assumption of Leases in the form attached hereto as Exhibit H, dated the date of Closing, assigning all of the Seller's right, title and interest as landlord in and to any Leases;

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            (d) an Assignment and Assumption of Operating Agreements in the form attached hereto as Exhibit I, dated the date of Closing, assigning to Purchaser all of Seller's right, title and interest in, to and under the Operating Agreements;

            (e) an Assignment and Assumption of Other Agreements in the form attached hereto as Exhibit J, dated the date of Closing, assigning to Purchaser all of Seller's right, title and interest in, to and under the Other Agreements;

            (f) a "General Assignment" by Seller to Purchaser, in the form annexed hereto as Exhibit T, of all of Seller's right, title and interest in and to the following, if any: (i) all warranties and guarantees of manufacturers, suppliers and contractors, to the extent the same are assignable, (ii) all permits of Governmental Authorities, and licenses and approvals of private utilities and others, required for or necessary to the operation and maintenance of the Mall, to the extent the same are assignable and relate to the Mall, (iii) all cash security deposits held by any utility with respect to the Mall (plus the interest accrued thereon, if any), (iv) the Intangible Personal Property, (v) all site plans, surveys, plans or speci fications and floor plans relating to the Mall, (vi) all traffic pattern and similar studies, all architectural and engineering plans (whether "as built" or design), including, without limitation, any such plans relating to any proposed expansion or renovation, and any feasibility or marketing studies prepared by third parties for Seller or any affiliate of Seller, (vii) all catalogues, booklets, manuals, files, logs, records, correspondence, tenant lists, tenant prospect lists, tenant histories, tenant files, brochures and materials, advertisements and other similar intangible property directly relating to the Mall or any part thereof and, if necessary, separate assignments in proper form relating to items in clause (iv) and (viii) all agreements to operate for specific periods, radius restriction agreements and similar agreements made by the tenants and anchor stores operating at or in connection with the Premises.

            (g) Tenant Notification Agreements (the "Tenant Notices"), dated the date of the Closing, executed by Seller, and complying with applicable statutes in order to relieve Seller of liability for tenant security deposits (provided the security deposits are paid or

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otherwise transferred to Purchaser), notifying the Tenants that the Property has been sold to Purchaser and directing the Tenants to pay future rentals to Purchaser (or Purchaser's designated agent);

            (h) a standard form owner's policy of title insurance issued by the Title Company with respect to the Mall, together with such customary endorsements and affirmative coverage as Purchaser shall reasonably request, dated as of the Closing Date, subject only to Permitted Encumbrances;

            (i) (x)(a) tenant estoppel certificate executed by each Major Tenant in the form attached hereto as Exhibit K; provided that to the extent that a Major Tenant fails to provide an estoppel certificate required to be delivered hereunder and Purchaser elects to proceed with the Closing, Seller shall deliver an estoppel certificate from Seller in the form attached hereto as Exhibit K (the "Seller Estoppel"); plus (y) tenant estoppel certificates from 60% of the remaining Tenants (by base rent and by gross leasable area) in the form attached hereto as Exhibit K, provided that to the extent that such estoppel certificates are not delivered and Purchaser elects to proceed with the Closing, Seller shall deliver a Seller's Estoppel with respect thereto; plus (z) an estoppel certificate executed by all Adjoining Owners in the form attached hereto as Exhibit L; provided, however, that if Seller has delivered estoppel certificates to Purchaser more than 5 days prior to December 30, 1997 and Purchaser has not disapproved such certificates in writing by December 30, 1997, such estoppel certificates shall be deemed to satisfy the conditions specified in this paragraph for the delivery thereof;

            (j) an updated Rent Roll, in the form of the Rent Roll attached hereto as Exhibit N, dated within 15 days of the date of the Closing;

            (k) to the extent in Seller's possession or at Seller's disposal, the originals of all Leases, as-built plans and specifications, Operating Agreements, Other Agreements, all engineering and maintenance records related to the Mall and all licenses, permits and certificates of occupancy for the Property or the Improvements;

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            (l) an affidavit that Seller is not a "foreign person" in the form attached as Exhibit O;

            (m) a master key or duplicate key for all locks in the Improvements;

            (n) such title affidavits and other customary documents are reasonably requested by the Title Company to issue the owner's title policy described in paragraph (g) above;

            (o) an executed original of the closing statement in form and substance mutually agreeable to Seller and Purchaser;

            (p) evidence of termination of the Management Agreement and all other agreements encumbering the Mall other than the Leases, the Operating Agreements and the Other Agreements; and

            (q) a certificate of Seller certifying to Purchaser that, subject to Sections 10.06 and 10.07, the representations and warranties of Seller set forth herein are true and correct in all material respects as of the Closing Date as if made on such date.

            SECTION 5.03. Purchaser's Performance. At the Closing, Purchaser will cause the Purchase Price to be paid to Seller, will execute and deliver the Tenant Notices, the Assignment and Assumption of Leases, the Assignment and Assumption of Other Agreements, the Assignment and Assumption of Operating Agreements and the Bill of Sale. It is a condition to Seller's obligations hereunder that on the Closing Date all of Purchaser's representations and warranties shall be true and correct in all material respects. It is a condition to Purchaser's obligations hereunder that on the Closing Date all of Seller's representations and warranties shall be true and correct in all material respects.

            SECTION 5.04. Evidence of Authority; Miscellaneous. Both parties will deliver to the Title Company and each other such evidence or documents as may reasonably be required by the Title Company or either party hereto evidencing the power and authority of Seller and Purchaser and the due authority of, and execution and delivery by, any person or persons who are executing any of the documents required hereunder in connection with the sale of the Property. Both parties will execute and deliver such

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other documents as are reasonably required to effect the intent of this
Agreement.

                                   ARTICLE VI

                        Prorations of Rents, Taxes, Etc.

            At the Closing (except where a later date is specifically provided for in this Article), the parties hereto shall adjust the items set forth below as of 11:59 p.m. on the day preceding the Closing Date (the "Adjustment Point"), and the net amount thereof shall be paid by Purchaser to Seller, or credited by Seller to Purchaser, as the case may be, at the Closing.

            SECTION 6.01. Rents; Rents as and when Collected. Rents shall be apportioned as and when collected. Any Rents collected by Purchaser (which, for purposes of this Section 6.01, shall include Rents collected by any property manager or other agent acting for Purchaser) subsequent to the Closing (whether due and payable prior to or subsequent to the Adjustment Point) shall be adjusted as of the Adjustment Point, and any portion thereof properly allocable to periods prior to the Adjustment Point, net of costs of collection properly allocable thereto, if any, shall be paid by Purchaser to Seller promptly after the collection thereof by Purchaser, but subject to the further provisions of this Section 6.01 in the case of Rents due prior to the Adjustment Point. If prior to the Closing Seller shall have collected, or if subsequent to the Closing Seller shall collect, any Rents (which, for the purposes of this Section 6.01, shall include Rents collected by any property manager or other agent acting for Seller) which are properly allocable in whole or in part to periods subsequent to the Adjustment Point, the portion thereof so allocable to periods subsequent to the Adjustment Point net of costs of collection properly allocable thereto, if any, shall be credited to Purchaser by Seller at the Closing or, if collected after the Closing, promptly remitted by Seller to Purchaser. As used in this Section 6.01 the term "cost of collection" shall mean and include reasonable attorneys' fees, a reasonable allocation of Seller's internal collection costs and other costs incurred by Purchaser or Seller in collecting any Rents, but shall not include (1) the regular fees payable to any property manager for the Mall or (2) except for a reasonable allocation of Seller's internal collection costs, the payroll costs of any employees of Seller, Purchaser or its or their affiliates or agents or any other internal costs or overhead of Seller or Purchaser.

            6.1.1 One week prior to the Closing Seller shall deliver to Purchaser (x) a list of all Tenants and Adjoining Owners which are delinquent in payment of Rents as of such date, which list shall set forth the amount of each such delinquency, whether such delinquency is (i) under 30 days, (ii) between 31 days and 60 days, (iii) between 61 days and 90 days or (iv) over 90 days and the nature of the amount due, and (y) a list of each Tenant and Adjoining Owner which paid percentage or overage rent based on sales or gross income during the fiscal year in which the Closing Date occurs and the amount so paid by each such Tenant or Adjoining Owner through the Adjustment Point. All amounts collected by Purchaser from each delinquent Tenant or Adjoining Owner within 30 days after the Closing, net of costs of collection, if any, shall be deemed to be in payment of Rents (or the specific components of Rents) for the month in which the Closing occurs, next in payment of Rents (or the specific components of Rents) then due on account of any month after the month in which the Closing occurs and finally in payment of delinquent Rents (or the specific components of Rents) which are in arrears as of the first day of the month in which the Closing occurs, as set forth on such list. All amounts collected by Purchaser from each delinquent Tenant or Adjoining Owner more than 30 days after the Closing, net of costs of collection, if any, shall be deemed to be in payment of Rents (or the specific components of Rents) then due on account of each month after the month in which the Closing occurs, next in payment of Rents (or the specific components of Rents) due for the months in which the Closing occurs and finally in payment of delinquent Rents (or the specific components of Rents) which are in arrears as of the first day of the month in which the Closing occurs, as set forth on the aforesaid list. Any amounts collected by Purchaser from each delinquent Tenant or Adjoining Owner which, in accordance with the preceding two sentences, are allocable to the month in which the Closing occurs (as adjusted as of the Adjustment Point) or any prior month, net of costs of collection properly allocable thereto, if any, shall be paid promptly by Purchaser to Seller.

            6.1.2 Purchaser shall use commercially reasonable efforts to bill and collect any delinquencies set forth on the list delivered by Seller pursuant to subsection 6.1.1 for a period of one (1) year after the Closing and the amount thereof, as, when and to the extent collected by Purchaser, shall, if due to Seller pursuant to the provisions of subsection 6.1.1, be paid by Purchaser to Seller, net of costs of collection, if any, properly allocable thereto, promptly after the collection thereof by Purchaser. In no event shall Purchaser be obligated to institute any actions or proceedings or to seek the eviction of any Tenant or Adjoining Owner in order to collect any such delinquencies.

            6.1.3 Following the Closing and upon Seller's written request, Purchaser shall submit or cause to be submitted to Seller, within 30 days after the end of each calendar quarter up to and including the calendar quarter ending on March 31, 1999, but only so long as any delinquencies shall be owed to Seller, a statement which sets forth all collections made by Purchaser from the Tenants and Adjoining Owners which owe such delinquencies through the end of such calendar quarter. Seller shall have the right from time to time following the Closing until 90 days after receipt by Seller of the last quarterly statement required hereunder, at Seller's expense, to examine and audit so much of the books and records of Purchaser as relate to such delinquencies in order to verify the collections reported by Purchaser in such quarterly statements.

            6.1.4 Nothing contained in this Section 6.01 shall be deemed to prohibit Seller, at its own expense, from instituting after the Closing any actions or proceedings in its own name against any Tenant or Adjoining Owner that is delinquent in the payment of $5,000 or more to Seller in order to collect the amount of any delinquencies due in whole or in part to Seller from such Tenant or Adjoining Owner; provided, however, that in no event shall (1) Seller be entitled in any such action or proceeding to seek to evict any Tenant or Adjoining Owner or to recover possession of its space or (2) Seller be entitled to initiate or participate in any involuntary bankruptcy or similar proceeding against any Tenant or Adjoining Owner. Purchaser agrees not to waive or settle any delinquency owed in whole or in part to Seller without the prior written consent of Seller, which consent may be granted or withheld in Seller's sole discretion.

            6.1.5 With respect to that portion of the Rents which constitute percentage or overage rents, or other amounts payable by Tenants based upon the sales or gross receipts of such entities, the following shall apply: (i) at the Closing and/or, in the case of percentage or overage rents which are in arrears or are payable in other than monthly installments, subsequent to the Closing, percentage or overage rents shall be apportioned as provided in the other subsections of this Section 6.01 in the case of Rents generally; and (ii) following the end of the fiscal year on account of which such percentage or overage rents are payable by each Tenant and receipt by Purchaser of any final payment on account thereof due from such Tenant (including, without limitation, any amount due as a result of an audit conducted by Seller or Purchaser), Purchaser shall pay to Seller, net of costs of collection and audit, if any, the excess, if any, of (x) the amount of percentage or overage rents paid by such Tenant on account of such entire fiscal year multiplied by a fraction, the numerator of which is the number of months (including any fraction of a month expressed as a fraction) of such fiscal year prior to the Adjustment Point and the denominator of which is 12 or such lesser number of months (including any fraction of a month expressed as a fraction) as may have elapsed in such fiscal year prior to the expiration of the Lease in question over (y) all amounts theretofore received by Seller on account of the percentage or overage rents in question for such fiscal year. If in any case the amount provided for in (y) above exceeds the amount provided for in (x) above, Seller shall pay the amount of such excess to Purchaser upon demand. If on the Closing Date Seller shall be conducting any audits of payments of percentage or overage rents previously made by Tenants for fiscal years prior to the ones in effect on the Closing Date, Seller shall have the right to continue all such audits until completion thereof and to collect and retain any amounts payable to Seller hereunder by reason thereof. A schedule of all such audits in progress at the date hereof is annexed hereto as Exhibit U. In addition, Seller shall have the right to initiate any such audit within six months subsequent to the Closing.

            6.1.6 With respect to that portion of Rents which are payable on an annual, semi-annual or other non-monthly basis, Purchaser shall use commercially reasonable efforts to bill and collect all such payments which become due after the Closing, which payments, to the extent allocable to periods prior to the Adjustment Period, shall be paid by Purchaser to Seller promptly after receipt thereof, subject to costs of collection, if any, properly allocable thereto. With respect to that portion of Rents that are attributable to payment of expenses such as common area/mall maintenance charges, merchants' or other association charges or advertising and promotional charges, such Rents shall be apportioned based upon which party paid or will pay the correlating expenses for the relevant period. With respect to that portion of Rents which are billed on an index-based formula or on an estimated basis during the fiscal or other period for which paid, at the end of such fiscal or other period Purchaser shall determine whether the items in question have been overbilled or underbilled. If Purchaser determines that there has been an overbilling and an overbilled amount has been received, Seller shall, promptly after request by Purchaser, pay to Purchaser the portion of such overbilled amount which is allocable (as provided for such Rent in this Section 6.01) to the period prior to the Adjustment Point, and promptly thereafter Purchaser shall reimburse the entire overbilled amount to the Tenants which paid the same. If Purchaser determines that there has been an underbilling, the additional amount shall be billed by Purchaser to the Tenants, and any amount received by Purchaser, net of costs of collection, if any, to the extent allocable (as provided for such Rent in this Section 6.01) to periods prior to the Adjustment Point shall promptly be paid by Purchaser to Seller.

            6.1.7 Notwithstanding anything to the contrary set forth in this
Section 6.01, Seller shall be entitled to receive, and Purchaser shall pay to Seller promptly after the receipt thereof, net of costs of collection, if any, properly allocable thereto, (i) all amounts payable by Tenants on account of Impositions which, pursuant to the terms of Section 6.02, it is Seller's obligation to pay and discharge, which amounts shall be apportioned between Seller and Purchaser in the same manner as the Impositions to which they relate and (ii) all amounts payable by Tenants on account of utilities which, pursuant to the terms of Section 6.02, it is Seller's obligation to pay and discharge, which amounts shall be apportioned between Seller and Purchaser in the same manner as the utilities to which they relate.

            6.1.8 Any advance rental deposits or payments held by Seller on the Closing Date and applicable to periods of time subsequent to the Adjustment Point, and any security deposits held by Seller on the Closing Date, together with interest thereon, if any, which, under the terms of the applicable Leases, is payable to the Tenants thereunder, shall be paid or credited to Purchaser at the Closing.

            SECTION 6.02. Additional Items. At the Closing, the following additional items shall be apportioned between the parties hereto as of the Adjustment Point, with Seller to be obligated for or entitled to amounts apportioned to the period through the Adjustment Point and Purchaser to be obligated for or entitled to amounts apportioned to the period following the Adjustment Point:

            6.2.1 Impositions payable by Seller in respect of the Mall in the calendar year 1998 regardless of the valuation date or lien affixation date associated with such payments. In the case of special assessments payable in installments specified in Exhibit W attached hereto, the installment for the fiscal year in which the Closing Date occurs shall be apportioned as at the Adjustment Point and Purchaser shall be responsible for paying all subsequent installments thereof. If any Tenant in occupancy at the Closing Date or Adjoining Owner is obligated to pay any Impositions directly to the applicable taxing authority, such Impositions shall not be apportioned. Any refund obtained by either Seller or Purchaser of real estate taxes for which an apportionment is made pursuant to this subsection 6.2.1, net of the costs of obtaining such refund and the amount thereof payable to Tenants and Adjoining Owners, shall be apportioned as of the Adjustment Point.

            6.2.2 Water and sewer charges, if any, payable by Seller on the basis of the period or periods for which the same are payable. If there are water meters at the Mall, Seller shall furnish readings to a date not more than thirty (30) days prior to the Closing Date, and the unfixed meter charges and the unfixed sewer charges, if any, based thereon for the intervening time shall be apportioned on the basis of such last readings. Any water and sewer charges payable by Tenants in occupancy on the Closing Date or Adjoining Owners directly to the equity or entities furnishing such services shall not be apportioned.

            6.2.3 Utilities and fuel payable by Seller, including without limitation electricity and gas. Seller shall endeavor to have the meters for such utilities read the day on which the Adjustment Point occurs and will pay the bills rendered to it on the basis of such readings. If Seller does not obtain such a meter reading with respect to any such utility, the adjustment therefor shall be made on the basis of the most recently issued bills therefor which are based on meter readings not earlier than thirty (30) days prior to the Adjustment Point. Seller will receive a credit in the full amount of any cash security deposits held by any utility companies (with interest thereon, if any, in the amount accrued on such security deposits) and shall assign to Purchaser at the Closing all of Seller's right, title and interest in and to such security deposits. Purchaser will make its own arrangements for any security bonds required by any utility companies by Closing and

Seller will be entitled to cancel any bonds previously furnished. If fuel oil, propane or other fuel is used at the Mall, Seller shall deliver to Purchaser at the Closing statements of the suppliers of such fuel dated within three days of the Adjustment Point setting forth the quantity of fuel on hand and the cost paid by Seller therefor, and Purchaser shall pay to Seller at the Closing the cost of such fuel (including taxes thereon, if any) as shown on such statements. Charges for any utilities payable by Tenants in occupancy on the Closing Date and Adjoining Owners directly to the utility companies furnishing the same shall not be apportioned.

            6.2.4 Charges payable by Seller under the Other Agreements.

            6.2.5 Contributions payable by Seller to merchants' and other associations, and to promotional activities at the Mall, including gift certificates.

            6.2.6 Any other items of income or expense of the Mall, which, in accordance with generally accepted business practices, should be apportioned between Seller and Purchaser.

            All prorated items that are not subject to an exact determination shall be estimated by the parties with prorations adjusted to actual within 60 days after the Closing. The provisions of this Article VI shall be Surviving Covenants.

                                   ARTICLE VII

                      Loss due to Casualty or Condemnation

            SECTION 7.01. Loss due to Condemnation. In the event of a condemnation of all or a Substantial Portion (as hereinafter defined) of the Land and Improvements which condemnation shall render a Substantial Portion of the Land and Improvements untenantable or results in the Property not having sufficient parking to comply with applicable law or the specific requirement of any Lease or Operating Agreement, Purchaser may, upon written notice to Seller given within ten (10) days of receipt of notice of such event, cancel this Agreement, in which event the Escrow Holder at Purchaser's request shall return the Deposit plus all interest earned thereon, this Agreement shall terminate and neither party shall have any rights or obligations hereunder except for the Surviving Covenants. In the event that Purchaser does not elect to terminate, or if the condemnation affects less than a Substantial Portion and does not affect the parking area in the manner described above, then this Agreement shall remain in full force and effect, the Purchase Price shall not be reduced and Purchaser shall be entitled to an assignment of all of Seller's share of the condemnation award (net of (1) the costs of collection incurred to the Closing Date, if any, and (2) if the condemnation is temporary, the portion of such award, if any, attributable to the period from and after the Closing Date, after deducting therefrom reasonable expenditures made by Seller as a result of the related taking, but only to the extent such portion was paid to Seller prior to the Closing Date). Notwithstanding the foregoing, Seller shall be entitled to receive or retain out of such condemnation award any reasonable amounts expended by Seller to restore or protect the Mall. In no event shall Seller be obligated to repair or restore the Land or Improvements. For purposes of this Section 7.01, a Substantial Portion shall mean a condemnation of the Land and Improvements in excess of One Million Dollars ($1,000,000) in value of the Property.

            SECTION 7.02. Loss due to Casualty. In the event of Substantial Loss or Damage (as hereinafter defined) to the Land and Improvements by fire or other casualty, Purchaser, upon written notice to Seller given within ten (10) days of receipt of notice of such event, may cancel this Agreement in which event the Escrow Holder at Purchaser's request shall return the Deposit plus all interest earned thereon to Purchaser and this Agreement shall terminate and neither party shall have any rights or obligations hereunder except for the Surviving Covenants. In the event that Purchaser elects not to terminate, or if the casualty results in less than Substantial Loss or Damage, then this Agreement shall remain in full force, the Purchase Price shall be reduced by the amount of any deductible or co-payment amount under the related insurance policy, Purchaser shall be entitled to an assignment of all of the proceeds of Seller's fire or other casualty insurance and Seller shall have no obligation to repair or restore the Land or Improvements. Notwithstanding the foregoing, Seller shall be entitled to receive or retain (i) out of such casualty insurance proceeds, any reasonable amounts expended by Seller to restore or protect the Mall and
(ii) in the case of rental or business interruption proceeds allocable to periods prior to the Adjustment Point (apportioned consistent with Article VI), loss of rents by reason of the fire or other casualty suffered by Seller prior to the closing, which entitlement shall survive the Closing. At the time of any assignment of insurance proceeds in accordance with this Section, Seller shall notify Purchaser of any disputes between Seller and the insurance carrier related to the claim giving rise to such proceeds. Seller will reasonably cooperate with Purchaser in attempting to collect such proceeds from the insurance carrier and if, in the reasonable judgment of Purchaser, a collection action is necessary to obtain such proceeds, the reasonable costs of such collection action will be paid by Seller. For purposes of this Section 7.02, "Substantial Loss or Damage" shall mean loss or damage to the Property the cost for repair of which exceeds One Million Dollars ($1,000,000) of the value of the Property.

                                  ARTICLE VIII

                           Maintenance of the Property

            Between October 28, 1997 and the Closing, Seller shall operate and maintain the Property (or caused the Property to be operated and maintained) in the ordinary course of business and consistent with past procedures and practices heretofore followed in connection with the operation and maintenance of the Property.

            Between October 28, 1997 and the Closing, Seller shall not intentionally cause any lien or other encumbrances to attach to the Property, other then the lien for taxes not yet due and payable or any liens which Seller is contesting in good faith (provided that all liens are released of record or are adequately insured by Closing), and Seller shall not (i) lease any portion of the Property, (ii) terminate any Lease, (iii) amend any Major Lease in any manner or amend any other Lease if the effect thereof would be to reduce the Rent payable thereunder, increase landlord's obligations in any material respect, give rise to an obligation by Purchaser to pay any amounts in accordance with the last paragraph of this Article or alter the use of the premises by the Tenant or (iv) terminate any Operating Agreement or any Lease without first obtaining Purchaser's written approval, which approval shall not be unreasonably denied or delayed. Purchaser shall have ten (10) days from the date Seller provides Purchaser with written notice of the business terms of the new lease, or modification or termination of any existing lease, together with any information reasonably requested by Purchaser regarding such tenant, to approve or reject such lease, modification or termination. If Purchaser fails to respond within said time period, it shall be deemed to approve said lease, modification or termination, as applicable.

            Seller hereby agrees that it will be solely responsible for paying all tenant improvement costs and leasing commissions incurred in connection with any Lease entered into prior to October 28, 1997, whether such costs or commissions are due and payable prior to or after the Closing Date whether or not conditional as of the Closing Date upon subsequent extension or renewal and Purchaser hereby agrees that it will be solely responsible for paying all tenant improvement costs and leasing commissions incurred in connection with any Leases entered into on or subsequent to October 28, 1997, whether such costs or commissions are due and payable prior to or after the Closing Date. The obligations of Seller under this Article VIII shall be Surviving Covenants.

                                   ARTICLE IX

                                     Broker

            Seller and Purchaser each represent to the other that it has dealt with no agent or broker who in any way has participated as a procuring cause of the sale of the Property. Each party agrees to defend, indemnify and hold harmless the other party for any and all judgments, costs of suit, attorneys' fees, and other reasonable expenses which the other may incur by reason of any action or claim against such party or the Property by any broker, agent, or finder with whom the indemnifying party has dealt arising out of this Agreement or any subsequent sale of the Property. The provisions of this Article IX shall be Surviving Covenants hereunder and shall survive the Closing and any termination of this Agreement.

                                    ARTICLE X

                         Representations and Warranties

            SECTION 10.01. Representations and Warranties of Seller. Seller makes the following representations and warranties and agrees that Purchaser's obligations under this Agreement are conditioned upon the truth and accuracy of such representations and warranties in all material respects, both as of this date and as of the date of the

Closing, subject to those limitations set forth in this Article X or otherwise in this Agreement:

            (a) (i) The Seller is not a party to, subject to or bound by any agreement, contract, permit or other restriction of any nature, or any judgment, order, statute, rule or regulation of any court, governmental body, administrative agency or arbitrator, or any legal proceeding which would prevent or be violated by, or under which there would be a default, or which would result in creation of or claim of any lien, charge, or encumbrance upon any of the Property as a result of any of the items set forth below; and (ii) no registration or consent of, or payment of any premium, fee or penalty to, any governmental authority or any other person or entity, which has not been obtained or paid, is required for or will arise out of any of the items set forth below:

            (1) the execution, delivery and performance of this Agreement or any other agreements, obligations or instruments referred to herein or contemplated hereby; and

            (2) the transfer and assignment to the Purchaser in accordance with this Agreement of the Property and any agreements and liabilities to which the Purchaser is taking subject or assuming pursuant to this Agreement.

            (b) Seller is a business trust, organized, existing, and in good standing under the laws of the Commonwealth of Massachusetts, and has all power and authority to conduct the business of the Property and to enter into and perform its obligations hereunder under the laws of the State of Minnesota.

            (c) The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary parties and no other proceedings on the part of Seller are necessary in order to permit them to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by Seller and (assuming valid execution and delivery by the Purchaser) is a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms.

            (d) With respect to the Leases:

            (i) Exhibit N annexed hereto is a list of all of the Leases in effect on the date of such exhibit. All of the information set forth on Exhibit N is true, correct and complete. As of the date of Exhibit N, there are no leases, licenses or other rights of occupancy or use of any portion of the Mall granted by Seller or its predecessors in title and remaining in effect as of the date of Exhibit N other than the Leases set forth in said Exhibit. Except as set forth in the estoppel certificates transmitted by a letter dated December 16, 1997 from Seller to Purchaser, none of the Leases has been modified, amended or supplemented (whether orally or in writing). No Tenant has any option to purchase the Mall or a right of first refusal in respect of the sale of the Mall to a third party and no Tenant has the right to purchase any portion of the Mall;

            (ii) True, correct and complete copies of the Leases, and all amendments and supplements thereto, have heretofore been made available and/or delivered to Purchaser for review;

            (iii) Exhibit P annexed hereto is a true, correct and complete list of Tenants that are delinquent in the payment of Rents as of the date of said schedule, which schedule sets forth the information specified in clause (x) of Section 6.1.1; and

            (iv) Each of the Leases listed in Exhibit N is in full force and effect as of the date hereof. Seller has received no written notice from any Tenant under a Lease listed in Exhibit N which is still outstanding
      (x) that Seller has defaulted in performing any of its material obligations under such Lease or (y) that such Tenant is entitled to any reduction in, refund of or counterclaim or offset against, or is otherwise disputing, any Rents paid, payable or to become payable by such Tenant thereunder or is entitled to cancel or terminate such Lease or to be released of any of its material obligations thereunder, except as set forth in Exhibit N. With the exception of the delinquencies in the payment to Rents specified in Exhibit P annexed hereto, to Seller's knowledge no material default exists under any Lease by the Tenant thereunder. For purposes of this Section 10.01(d)(iv) the term "Lease" does not include licenses and concession agreements which have original terms, including rights to renew or extend, of less than six (6) months.

            (e) With respect to the Operating Agreements:

            (i) Exhibit C annexed hereto is a true, correct and complete list of all documents which comprise all of the Operating Agreements, setting forth the date of each such Operating Agreement and each amendment or supplement thereto and the names of the parties thereto;

            (ii) True, correct and complete copies of the Operating Agreements and all amendments and supplements thereto have heretofore been made available and/or delivered to Purchaser for review;

            (iii) Each Operating Agreement is in full force and effect as of the date hereof;

            (iv) None of the Operating Agreements have been modified, amended or supplemented (whether orally or in writing) except as set forth in Exhibit C; and

            (v) Seller has received no written notice from any party to an Operating Agreement which is still in effect (x) that Seller has defaulted in performing any of its obligations under such Operating Agreement or (y) that such party is entitled to any reduction in, refund of or counterclaim or offset against, or is otherwise disputing, any Rents paid, payable or to become payable thereunder by such party or is entitled to cancel or terminate such Operating Agreement or to be released of any of its material obligations thereunder, except as set forth in Exhibit M. Except as set forth on Exhibit P, to Seller's knowledge no material default exists under any Operating Agreement on the part of the other parties thereto. There are no obligations of Seller under or in respect of any of the Operating Agreements for leasing or similar commissions and there are no unperformed obligations for the performance of work (or payment of allowances in lieu thereof) in the nature of tenant alterations under such agreements.

            (f) With respect to the Other Agreements:

            (i) Exhibit D annexed hereto is a true, correct and complete list as of the date of such exhibit of all Other Agreements, setting forth, with respect to such

Other Agreements, the date thereof and of each amendment or supplement thereto, the name of each party thereto (other than Seller) and a brief description of the services provided thereunder or property covered thereby. Except as specifically identified in Exhibit D, each Other Agreement can be terminated by Purchaser on not more than thirty (30) days' notice without penalty;

            (ii) True, correct and complete copies of the Other Agreements, and all amendments and supplements thereto, have heretofore been made available and/or delivered to Purchaser for review; and

            (iii) To Seller's knowledge, each of the Other Agreements is in full force and effect on the date hereof, and Seller has received no written notice from any party to any Other Agreement which is still outstanding that Seller has defaulted in performing any of its obligations under such Other Agreement, except as set forth in Exhibit D. None of the Other Agreements listed on Exhibit D has heretofore been amended or supplemented (whether orally or in writing), except as set forth on Exhibit D.

            (g) To Seller's knowledge, there is no condemnation proceeding pending with regard to all or any part of the Property and there is no such proceeding threatened or contemplated by any governmental authority.

            (h) Seller has not received written notice of any violation of building, health, safety, pollution control, fire or similar law, ordinance, order or regulation respecting the Property which has not heretofore been complied with.

            (i) There are no pending litigations or other proceedings against Seller affecting the Mall in respect of which Seller has been served with process or otherwise received written notice except for (i) claims for death, personal injury, property damage or worker's compensation for which the insurance carrier has been notified on a timely basis and (ii) other litigations or proceedings shown on Exhibit Q annexed hereto. Seller has no knowledge of any threatened litigation or proceedings against Seller affecting the Mall except litigation of the nature described in clause (i) above.

            (j) Seller is not a "foreign person" as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act, as amended.

            (k) The term "Hazardous Materials" means (i) toxic wastes, hazardous materials, hazardous substances or other substances which are defined, prohibited or regulated by, or listed in, any Federal, state or local law or regulation addressing environmental protection or pollution control matters,
(ii) asbestos in friable condition or otherwise posing a threat to human health,
(iii) polychlorinated biphenyls (PCBs) and (iv) oil, petroleum and their by-products. Except as may be specifically disclosed in the reports listed on Exhibit R or in any written environmental reports obtained by Purchaser, and except with respect to cleaning fluids and similar substances which may be used in the routine operation or maintenance of the Mall in accordance with Legal Requirements, (A) Seller has not itself caused any Hazardous Materials to be utilized or stored in or on the Mall, or to be disposed of thereat or therefrom, except in accordance with the provisions of applicable laws and (B) to Seller's knowledge, no Hazardous Materials are present in, on or under the Mall at levels or in quantities or amounts which would be in violation of, or would require investigation or cleanup under, applicable laws. Seller has not received any written notice from any Governmental Authority or other person or entity that any condition exists at the Mall which constitutes or has resulted in a violation of any Legal Requirement relating to Hazardous Materials or which requires investigation or cleanup under any such Legal Requirements, or that any claim has been or may be asserted against Seller by reason of any such violation.

            (l) Seller has received a notice of proposed property taxes with respect to the Mall for 1998 of $3,967,482.58. There are no unpaid real estate taxes or special assessments with respect to the Mall except taxes not yet due and payable.

            (m) The financial statements attached as Exhibit V hereto accurately and correctly reflect in all material respects the operation of the Mall for the periods covered thereby.

            SECTION 10.02. Representations and Warranties of Purchaser. Purchaser makes the following representations and warranties and agrees that Seller's obligations under this Agreement are conditioned upon the truth and accuracy of such representations and warranties in all material respects, both as of this date and as of the date of Closing:

            (a) Purchaser is a corporation organized, existing and in good standing under the laws of the State of Wyoming, and has all power and authority to conduct the business of the Property and to enter into and perform its obligations hereunder under the laws of the State of Wyoming.

            (b) The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary parties and no other proceedings on the part of Purchaser are necessary in order to permit them to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and (assuming valid execution and delivery by the Seller) is a legal, valid and binding obligation of Purchaser enforceable against it in accordance with its terms.

            SECTION 10.03. No Implied Representations. Purchaser acknowledges that except as expressly set forth in this Agreement and in the documents and instruments delivered by Seller to Purchaser, neither Seller nor any agent or representative or purported agent or representative of Seller has made, and Seller is not liable for or bound in any manner by, any express or implied warranties, guarantees, promises, statements, inducements, representations or information (including any information set forth in offering materials heretofore furnished to Purchaser) pertaining to the Mall or any part thereof, the physical condition thereof, environmental matters, income, expenses or operation thereof or of the Personal Property or Intangible Personal Property, the uses which can be lawfully made of the same under applicable zoning or other laws or any other matter or thing with respect thereto, including, without limitation, any existing or prospective Leases, Operating Agreements or Other Agreements. Without limiting the foregoing, Purchaser acknowledges and agrees that, except as expressly set forth in this Agreement and in the documents and instruments delivered by Seller at the Closing, Seller is not liable for or bound by (and Purchaser has not relied upon) any verbal or written statements, representations, real estate brokers' "set-ups" or offering materials or any other information respecting the Mall furnished by Seller or any broker, employee, agent, consultant or other person representing or purportedly representing Seller. Nothing contained in this Section 10.03 shall be deemed to impair, limit or otherwise affect Purchaser's rights under this Agreement in respect of the representations, warranties and covenants of Seller set forth in this Agreement and the other provisions hereof binding upon Seller.

            SECTION 10.04. "As-Is" Purchase. Purchaser represents that it has inspected the Mall, the physical and environmental condition and the uses thereof and the fixtures, equipment and Personal Property included in this sale to its satisfaction, that it has independently investigated, analyzed and appraised the value and profitability thereof, the creditworthiness of Tenants and Adjoining Owners and the presence of Hazardous Materials, if any, in or on the Mall, that it has received copies of and/or has reviewed the Leases, the Operating Agreements, the Other Agreements and all other documents referred to herein, that it is thoroughly acquainted with all of the foregoing and that Purchaser, in purchasing the Mall, will rely upon its own investigations, analyses, studies and appraisals and not upon any information provided to Purchaser by or on behalf of Seller with respect thereto (except in each case to the extent covered by any warranties or representations of Seller set forth in this Agreement, the Seller Estoppel or in any other document or instrument delivered by Seller in connection with the Closing). Purchaser agrees to accept the Mall "as is" and in its condition as at the date hereof, reasonable wear and tear and damage by fire or other casualty (subject to the provisions of Article
VII) between the date hereof and the Closing Date excepted, and Purchaser shall assume the risk that adverse matters, including, but not limited to, construction defects and adverse physical and environmental conditions may not have been revealed by Purchaser's investigations; and Purchaser, upon closing, shall be deemed to have waived, relinquished and released Seller from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including attorneys' fees and court costs) of any and every kind or character, known or unknown, which Purchaser might have asserted or alleged against Seller by reason of or arising out of any latent or patent construction defects or physical conditions, violations of applicable laws (including, without limitation, environmental laws) and any and all other acts, omissions, events, circumstances or matters with respect to the Mall, subject, however, to Purchaser's rights and remedies provided for in this Agreement in the event of the breach of any of Seller's warranties, representations or covenants contained herein, in Seller's estoppel certificate or in any other document or instrument delivered by Seller in connection with the Closing. Nothing contained in this Section 10.04 shall be deemed to constitute a waiver by Purchaser of its rights at law or in equity, if any (to the extent such rights are not limited under any other applicable provision of this Agreement), to seek contribution or other recourse against Seller in the event of a claim asserted against Purchaser by a third party with respect to liabilities arising from or relating to any circumstances or conditions which exist at or in respect of the Mall prior to the Closing. Nothing contained in this Section 10.04 shall be deemed to impair, limit or otherwise affect Purchaser's rights under this Agreement in respect of the representations, warranties and covenants of Seller set forth in this Agreement and the other provisions hereof binding on Seller. The provisions of this Section 10.04 shall survive the Closing.

            SECTION 10.05. No Independent Investigation. All representations and warranties made herein by Seller which are based on Seller's knowledge are made, and are hereby acknowledged by the Purchaser to be made, without independent investigation regarding the facts contained therein, other than due inquiry of the Managing Agent for the Mall, and are otherwise limited as provided in the definition of "knowledge" or "notice".

            SECTION 10.06. Effect of Estoppels. If prior to the Closing a Tenant or Adjoining Owner provides to Purchaser an estoppel letter addressed to Purchaser and delivered in response to a request made pursuant to this Agreement which sets forth information with respect to any item as to which Seller has made a representation or warranty or is otherwise set forth in the Seller Estoppel, then Seller's representation and warranty in respect of such information shall thereafter be null and void and of no further force or effect, such representation and warranty shall not be deemed to have been remade as of the Closing and Purchaser shall rely solely on the information set forth in such estoppel letter.

            SECTION 10.07. Survival of Seller's Warranties, etc. (a) Except as otherwise provided in Section 10.06, all of Seller's representations and warranties contained in this Article X as remade as of the Closing as provided in Section 10.07(c) and subject to any modifications thereof made in any certificate provided for in said Section, and all certifications, representations and warranties made by Seller in the Seller Estoppel, shall survive until 14 months after the date of the Closing; provided, however, that
(1) the representations and warranties set forth in Section 10.01(k) shall survive until 18 months after the date of the Closing and (2) Seller's liability for any breach of such warranties, representations and certifications shall not expire as to any breach or alleged breach thereof if notice of such breach or alleged breach is given by Purchaser to Seller prior to 14 months after the date of the Closing (or, in the case of the representations and warranties set forth in Section 10.01(k), 18 months after the date of the Closing) and, if such notice is given, legal proceedings are instituted in respect of such breach or alleged breach within one year after such notice is given.

            (b) Notwithstanding anything to the contrary set forth in this
Article X, Seller shall have no liability to Purchaser for breach of any warranty and representation set forth in this Article X or in the Seller Estoppel or for breach by Seller of any of its agreements set forth in Article VII unless and except to the extent that the damages due to Purchaser by reason of all such breaches exceed $50,000, and in no event shall Seller be liable to Purchaser for consequential damages in respect of any such breach. For purposes of determining whether the dollar figure set forth in the preceding sentence has been exceeded, Seller agrees that damages arising from a breach of any warranty or representation with respect to a Lease, Operating Agreement or Other Agreement shall be calculated over the entire term (without giving effect to unexercised renewals) of such Lease, Operating Agreement or Other Agreement.

            (c) All of Seller's representations and warranties set forth in this
Article X shall be deemed to have been remade on and as of the Closing Date, subject, however, to the provisions of Section 10.06 and facts disclosed on the updated Exhibits to this Agreement which are to be delivered by Seller to Purchaser at the Closing pursuant to Article V (which updated Exhibits, upon their delivery by Seller to Purchaser, shall for all purposes of this Agreement constitute the indicated Exhibit or a part thereof); provided, however, that if any matter or event shall have occurred between the date hereof and the date of the Closing which does not result from any intentional act or omission of Seller (other than one permitted under this Agreement), and which makes any such warranty or representation untrue in any material respect as of the Closing Date, Seller shall have the right to deliver a certificate to Purchaser at or prior to the Closing which discloses such matter or event, and if Seller does so, Seller shall not be liable to Purchaser following the Closing for the breach of the warranty or representation in question which results from the occurrence of such matter or thing, but in no event shall Purchaser be obligated to close hereunder unless the conditions precedent to Purchaser's obligation to close set forth in this Agreement (including in Section 5.02) shall have been fulfilled.

            (d) Notwithstanding anything to the contrary set forth in this
Article X or elsewhere in this Agreement, if prior to the Closing Purchaser has or obtains knowledge that any of Seller's warranties or representations set forth in this Article X or Seller's certifications, warranties or representations made in the Seller Estoppel, is untrue in any respect, and Purchaser nevertheless proceeds with the Closing, then the breach by Seller of the warranties, representations or certifications as to which Purchaser shall have such knowledge shall automatically be deemed waived by Purchaser and Seller shall have no liability to Purchaser or its successors or assigns in respect thereof. For the purposes of this Section 10.07(d), Purchaser shall be deemed to have or to have obtained knowledge of any such matter or thing only if such matter or thing (i) is set forth in any Lease, Operating Agreements, Other Agreement or estoppel certificate which (or a copy of which) is stated in this Agreement to have been delivered to and/or made available for review by Purchaser, (ii) was contained in any written studies or reports furnished to Purchaser by any third party consultants retained by it, (iii) was set forth in a letter, memorandum or other written communication from Purchaser's attorney to Purchaser in this transaction to Purchaser or (iv) was actually known (without independent investigation) by, or was contained in a written notice received by, John N. Foy or H. Jay Wiseman, Jr.

                                   ARTICLE XI

                                 Indemnification

            SECTION 11.01. Seller's Indemnification. Seller hereby indemnifies Purchaser (and its affiliates) for, and defends and holds Purchaser (and its affiliates) harmless from and against, all costs, losses, damages, penalties, liabilities and expenses, including without limitation reasonable attorneys' fees and disbursements (collectively, "Losses"), actually imposed upon or incurred by Purchaser (or any affiliate thereof) by reason of claims accruing prior to the Closing Date that are made by any person or entity for personal injury, death or property damage relating to the Mall.

            SECTION 11.02. Purchaser's Indemnification. Purchaser hereby indemnifies Seller (and its affiliates) for, and defends and holds Seller (and its affiliates) harmless from and against, all Losses actually imposed upon or incurred by Seller (or any affiliate thereof) by reason of claims accruing on or after the Closing Date made by any person or entity for personal injury, death or property damage.

            SECTION 11.03. Surviving Covenants. The provisions of this Article XI shall be Surviving Covenants.

            SECTION 11.04. No Limitations. Except as specifically limited herein, nothing contained in this Article XI is in any way intended to limit the rights of Seller or Purchaser to pursue any remedies as may exist at law or in equity against any unrelated third parties with respect to any liabilities covered by this Article XI.

                                   ARTICLE XII

                                Inspection Period

            Purchaser shall have until January 13, 1998 (the "Inspection Period") to (i) determine whether the aggregate annual income payable to the owner of the Property pursuant to the Leases and the Operating Agreements that does not qualify under the REIT income test set forth in Section 856(c)(2) of the Internal Revenue Code of 1986, as amended, exceeds $100,000 and (ii) to conduct interviews of any and all tenants of the Property. If Purchaser shall determine in its sole discretion that the results of the determination described in (i) above are unsatisfactory or that the results of interviews conducted pursuant to (ii) above are unsatisfactory, in either such event prior to the end of the Inspection Period, Purchaser may elect to terminate this Agreement and abandon the transaction by written notice (a "Termination Notice") to Seller. Any Termination Notice shall include reasonable detail as to the nature of the conditions underlying Purchaser's determination. A Termination Notice shall automatically become effective to terminate this Agreement unless Seller, by delivery of written notice to Purchaser no more than three (3) Business Days following Purchaser's delivery of a Termination Notice, elects to suspend the effectiveness of any such Termination Notice by agreeing to cure all of the matters specified in such Termination Notice as the basis for Purchaser's termination within a period specified in such written notice, provided that (i) such specified period shall in no event be longer than 30 days and (ii) the matters specified in such Termination Notice could reasonably be expected to be cured in all material respects by Seller within such specified period. If such cure is not effected to Purchaser's satisfaction (as determined in Purchaser's sole discretion), as evidenced by a written acknowledgment of Purchaser, on or prior to the end of such 30-day period, the Termination Notice shall thereupon become automatically effective, this Agreement shall terminate without any further action of the parties hereto. Upon the effectiveness of any Termination Notice pursuant to this Article XII, the Deposit (including any interest earned thereon) shall be immediately returned to Purchaser by the Escrow Agent and Seller shall have no rights with respect thereto.

                                  ARTICLE XIII

                                   Assignment

            Purchaser shall not, without the prior written consent of Seller, assign this Agreement or its rights hereunder, in whole or in part, to any other person or entity other than to one controlled by CBL & Associates Limited Partnership.

                                   ARTICLE XIV

                                     Notices

            All notices hereunder or required by law shall be sent via United States Mail, postage prepaid, certified mail, return receipt requested, or via any nationally recognized commercial overnight carrier with provisions for receipt or via personal delivery, addressed to the parties hereto at their respective addresses set forth below or as they have theretofore specified by written notice delivered in accordance herewith:

            Purchaser:

            Development Options, Inc.
            6148 Lee Highway, Suite 300
            Chattanooga, TN 37421-2931
            Attn:  President
            and

            CBL & Associates Properties, Inc.
            6148 Lee Highway, Suite 300
            Chattanooga, TN 37421-2931
            Attn: President

            with a copy to:

            Mary Ann Okrasinski, Esq.
            CBL & Associates Properties, Inc.
            6148 Lee Highway, Suite 300
            Chattanooga, TN 37421-2931

            Seller:

            Corporate Property Investors
            305 East 47th Street
            New York, New York 10017
            Attn:  J. Michael Maloney

            with a copy to:

            Kevin J. Grehan, Esq.
            Cravath, Swaine & Moore
            825 Eighth Avenue
            New York, NY 10019

            Delivery will be deemed complete upon three business days following deposit in U.S. Mail with respect to mailed notices and one business day following deposit with a nationally recognized commercial overnight carrier with respect to notices transmitted in that manner, but in all events upon actual receipt or refusal to accept delivery.

                                   ARTICLE XV

                                    Expenses

            Seller shall pay its own attorney's fees, the costs incurred to repay any liens filed against the Real Property required to be removed from title in accordance with the terms of this Agreement (other than taxes and assessments which are not yet due and payable) and shall provide to Purchaser an ALTA/ACSM survey of the Real

Property. Seller and Purchaser will each pay 50% of the Escrow Holder's escrow fee, all standard title insurance premiums for an ALTA Owner's title insurance policy and customary endorsements (excluding any premiums or other costs incurred in connection with any mortgage financing), and all recording fees, conveyance, transfer, and intangibles taxes. Purchaser shall pay its due diligence expenses, including, but not limited to, the cost of any environmental or engineering studies, it's own attorney's fees, and any title policy premium or other costs required by any mortgagee of Purchaser.

                                   ARTICLE XVI

                                  Miscellaneous

            SECTION 16.01. Successors and Assigns. All the terms and conditions of this Agreement are hereby made binding upon the executors, heirs, administrators, successors and permitted assigns of both parties hereto.

            SECTION 16.02. Gender. Words of any gender used in this Agreement shall be held and construed to include, any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

            SECTION 16.03. Captions. The captions in this Agreement are inserted only for the purpose of convenient reference and in no way define, limit or prescribe the scope or intent of this Agreement or any part hereof.

            SECTION 16.04. Construction. No provision of this Agreement shall be construed by any Court or other judicial authority against any party hereto by reason of such party's being deemed to have drafted or structured such provisions.

            SECTION 16.05. Entire Agreement. This Agreement constitutes the entire contract between the parties hereto and there are no other oral or written promises, conditions, representations, understandings or terms of any kind as conditions or inducements to the execution hereof and none have been relied upon by either party.

            SECTION 16.06. Cure by Guarantor. Seller agrees that to the extent Purchaser is afforded any right to cure any default by Purchaser hereunder in accordance with Section 4.01(b), CBL & Associates Limited Partnership, a

Delaware limited partnership, may exercise such right (but only during the time period and to the extent Purchaser could have exercised such right).

            SECTION 16.07. Original Document. This Agreement may be executed by both parties in counterparts in which event each shall be deemed an original.

            SECTION 16.08. Governing Law. This Agreement shall be construed, and the rights and obligations of Seller and Purchaser hereunder, shall be determined in accordance with the laws of the State of New York.

            SECTION 16.09. Operating and Expense Statement. On or before February 15, 1997, Seller shall provide to Purchaser, at Purchaser's expense, such certifications from Seller's accountants as Purchaser may reasonably require in order to meet Purchaser's financial reporting obligations 35 under Federal securities laws. This provision shall be a Surviving Covenant.

            SECTION 16.10. No Third Party Beneficiary. The parties hereto do not intend to confer any benefit hereunder on any person, firm, corporation or other entity other than the parties hereto and their permitted assigns.

            SECTION 16.11. Exculpation. Corporate Property Investors is the designation of the Trustees under a Declaration of Trust, as amended and restated, on file with the Secretary of State of the Commonwealth of Massachusetts, and neither the shareholders nor the Trustees, officers, employees or agents of the Trust created thereby, nor any of their personal assets, shall be liable hereunder, and all persons dealing with the Trust shall look solely to the Trust estate for the payment of any claims hereunder or for the performance hereof. In no event whatsoever shall recourse be had or liability asserted against Purchaser's directors, officers, employees, shareholders or agents or those of any designee of Purchaser who shall take title to the Property pursuant to the terms of this Agreement.

            SECTION 16.12. No Recording; Confidentiality. (a) The parties agree that neither this Agreement nor any memorandum or notice hereof shall be recorded or filed in any public records. If Purchaser violates the terms of this Article, Seller, in addition to any other rights or remedies it may have, may immediately terminate this Agreement by giving notice to Purchaser of its election so to do. The provisions of this Article shall not be construed as preventing Purchaser from filing a lis pendens against the Mall in the event it institutes any litigation against Seller with respect to the transaction provided for herein and, under applicable law, it is entitled to file such lis pendens. The provisions of this Article shall survive the Closing or any termination of this Agreement.

            (b) Subject to disclosure obligations required by law, none of Seller, Purchaser and their respective affiliates shall issue any press release or otherwise make public any information with respect to this Agreement or the transaction contemplated hereby prior to the Closing Date without the prior written consent of the other party. None of Seller, Purchaser and their respective affiliates shall discuss or disclose the existence of the transaction contemplated hereby, the terms of this Agreement or the identity of the parties hereto with any other person, except for those employees, prospective lenders, advisors, attorneys, consultants and other professionals required to implement the terms of this Agreement or to assist in Purchaser's due diligence and who have agreed to maintain the confidentiality of the transaction and the information they receive, and except to the extent required by law.

            SECTION 16.13. Waiver of Trial by Jury. Seller and Purchaser waive any right to trial by jury of any claim arising under or with respect to this Agreement, whether now existing or hereafter arising. Seller and Purchaser hereby agree that any such claim shall be decided by a court trial without a jury and that any party hereto may file an original counterpart or a copy of this Section with any court as written evidence of the consent of the other party hereto to waiver of its right to trial by jury.

            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                    DEVELOPMENT OPTIONS, INC., as
                                    Purchaser,


                                        by /s/ Development Options, Inc.
                                           -------------------------------------

                                          Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------

                                    CORPORATE PROPERTY INVESTORS,
                                    as Seller,


                                        by /s/ Corporate Property Investors
                                           -------------------------------------

                                          Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------

            Receipt of original copies of this Agreement executed by Seller and Purchaser is acknowledged this 31st day of December, 1997.

                                    FIRST AMERICAN TITLE INSURANCE
                                    COMPANY, as Escrow Holder,


                                        by /s/ First American Title
                                               Insurance Company
                                           -------------------------------------

                                          Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------

                                                                       EXHIBIT E

                              Limited Warranty Deed

                                                                       EXHIBIT G

                                  BILL OF SALE

                                Burnsville Center

            CORPORATE PROPERTY INVESTORS, a Massachusetts business trust having an office at Three Dag Hammarskjold Plaza, 305 East 47th Street, New York, NY 10017 ("Seller"), does hereby sell, assign, and transfer to ___________________ ______________________________ and having an office at 6148 Lee Highway, Suite
33, Chattanooga, TN 37421-2931 ("Purchaser"), all of the right, title and interest of Seller in and to all tangible personal property owned by Seller and used in connection with the operation and maintenance of the land and buildings known as Burnsville Center located in the County of Dakota, State of Minnesota. Without limiting the generality of the foregoing, the personal property sold, assigned and transferred hereby includes the property listed on Exhibit A ("Personal Property").

            This Bill of Sale is made without any representation or warranty by Seller, express or implied, except that Seller warrants to Purchaser that Seller owns the personal property sold, assigned and transferred hereby, free and clear of all liens or security interests other than [Permitted Exceptions].

            Corporate Property Investors is the designation of the Trustees under a Declaration of Trust, as amended and restated, on file with the Secretary of State of the Commonwealth of Massachusetts, and neither the shareholders nor the Trustees, officers, employees or agents of the Trust created thereby, nor any of their personal assets, shall be liable hereunder, and all persons dealing with the Trust shall look solely to the Trust estate for the payment of any claims hereunder or for the performance hereof.

            IN WITNESS WHEREOF, Seller has executed this Bill of Sale the __ day of January, 1998.

                                    CORPORATE PROPERTY INVESTORS


                                    By
                                       -----------------------------------------

                                                                       EXHIBIT H

                              Assignment of Leases

            FOR AND IN CONSIDERATION of the sum of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CORPORATE PROPERTY INVESTORS, a Massachusetts Business Trust and having an office at Three Dag Hammarskjold Plaza, 305 East 47th Street, New York, NY 10017, ("Assignor"), does hereby sell, assign, transfer and set over unto ___________________________________________ and having an office at 6148 Lee Highway, Suite 300, Chattanooga, TN 37421-2931 ("Assignee"), the Seller's interest in and to (i) all leases, licenses, concessions and other forms of agreement, written or oral, however denominated, for occupancy of all or any portion of the buildings (the "Buildings") located on the land described on Schedule 1 annexed hereto and made a part hereof (the "Premises") or of any portion of such land, and all renewals, modifications, amendments, guaranties and other agreements affecting the same (collectively, the "Space Leases"), including without limitation those certain Space Leases set forth on Exhibit N (the "Rent Roll") and incorporated herein by reference, and (ii) all security deposits, prepaid Rentals, cleaning fees and other deposits, together in each case with all interest accrued thereon which is payable to tenants or occupants under the Space Leases as set forth on Exhibit N (the "Rent Roll"), receipt of which is hereby acknowledged by Assignee (the items described in clauses (i) and (ii) above, collectively, the "Assigned Interest").

            TO HAVE AND TO HOLD the Assigned Interest unto Assignee, its successors and assigns, forever.

            This assignment is made without representation or warranty, express or implied, by Assignor except that Assignor warrants and represents that it is the owner of the Assigned Interest, subject only to exceptions to title permitted under the Purchase and Sale Agreement (as defined below), and that it has not heretofore assigned or encumbered (except as aforesaid) the Assigned Interest. Nothing contained in this Agreement shall negate or impair any warranty or representation made by Assignor in the Purchase and Sale Agreement dated December 15, 1997 between Assignor, as Seller, and Assignee, as Purchaser (the "Purchase and Sale Agreement") which, under the terms of such agreement, survives the Closing thereunder.

            Assignee, for itself and its successors and assigns, (i) hereby accepts the foregoing assignment, (ii) agrees to, and hereby does, assume and agree to keep, pay, perform, observe and discharge all of the terms, covenants, conditions, agreements, provisions, and obligations contained in the Space Leases to be kept, paid, performed, observed and discharged by the landlord thereunder (or in the case of obligations, arising or accruing) from and after the date hereof and
(iii) agrees to, and hereby does, indemnify and hold harmless Assignor from and against all claims, liabilities, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements) which may be asserted against, imposed on or incurred by Assignor by reason of Assignee's failure to perform any of its obligations under clause (ii) above, and including, without limiting the generality of the foregoing, by reason of Assignee's disposition of any of the security deposits listed on Exhibit N (the "Rent Roll").

            Assignor agrees to, and hereby does, indemnify and hold harmless Assignee from and against any and all claims, liabilities, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements) which may be asserted against, imposed on or incurred by Assignee by reason of Assignor's failure to keep, pay, perform, observe or discharge any of the terms, covenants, conditions, agreements, provisions or obligations contained in the Space Leases to be kept, paid, performed, observed and discharged by the landlord thereunder (or in the case of obligations, arising or accruing) prior to the date hereof.

            Nothing contained in this Assignment of Space Leases shall constitute or be construed as an assignment by Assignor to Assignee of any claims, rights or causes of action which Assignor may have against tenants under Space Leases for rental or other charges due and payable thereunder and properly allocable to periods prior to the date hereof, it being understood and agreed that, subject to the Purchase and Sale Agreement, Assignor expressly reserves all such claims, rights and causes of actions and the right to receive, settle, waive and/or sue to recover all amounts due under the Space Leases which are properly allocable to periods prior to the date hereof.

            This assignment is delivered pursuant to the Purchase and Sale Agreement and is subject to the terms and conditions thereof, including without limitation Section 6.01.

            Corporate Property Investors is the designation of the Trustees under a Declaration of Trust, as amended and restated, on file with the Secretary of State of the Commonwealth of Massachusetts, and neither the shareholders nor the Trustees, officers, employees or agents of the Trust created thereby, nor any of their personal assets, shall be liable hereunder, and all persons dealing with the Trust shall look solely to the Trust estate for the payment of any claims hereunder or for the performance hereof.

            IN WITNESS WHEREOF, this Assignment of Space Leases has been executed by Assignor and Assignee as of the __ day of January, 1998.

                                                                    , as
                                    --------------------------------
                                    Assignee,


                                        by
                                           -------------------------------------

                                                --------------------------------
                                          Name:
                                          Title:

                                    CORPORATE PROPERTY INVESTORS,
                                    as Assignor,

                                        by
                                           -------------------------------------

                                                --------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT I

                       Assignment of Operating Agreements

            FOR AND IN CONSIDERATION of the sum of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CORPORATE PROPERTY INVESTORS, a Massachusetts Business Trust and having an office at Three Dag Hammarskjold Plaza, 305 East 47th Street, New York, NY 10017, ("Assignor"), does hereby sell, assign, transfer and set over unto _______________________, ______________________________________
and having an office at 6148 Lee Highway, Suite 300, Chattanooga, TN 37421-2931 ("Assignee"), Assignor's interest (the "Assigned Interest") as a party to the operating agreements described in Exhibit C (the "Operating Agreements").

            TO HAVE AND TO HOLD the Assigned Interest unto Assignee, its successors and assigns, forever.

            This Assignment is made without representation or warranty, express or implied, by Assignor except that Assignor warrants and represents that it is the owner of the Assigned Interest, subject to exceptions to title permitted under the Purchase and Sale Agreement (as defined below), and that it has not heretofore assigned or encumbered (except as aforesaid) the Assigned Interest. Nothing contained in this Assignment shall negate or impair any warranty or representation made by Assignor in the Purchase and Sale Agreement dated December 15, 1997 between Assignor, as Seller, and Assignee, as Purchaser (the "Purchase and Sale Agreement") which, under the terms of such agreement, survives the Closing thereunder.

            Assignee, for itself and its successors and assigns, (i) hereby accepts the foregoing assignment, (ii) agrees to, and hereby does, assume and agree to keep, pay, perform, observe and discharge all of the terms, covenants, conditions, agreements, provisions and obligations contained in the Operating Agreements to be kept, paid, performed, observed and discharged by Assignor, as owner thereunder, and arising or accruing from and after the date hereof and
(iii) agrees to, and hereby does, indemnify and hold harmless Assignor from and against all claims, liabilities, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements) which may be asserted against, imposed on or incurred by Assignor by reason of Assignee's failure to perform any of its obligations under clause (ii) above.

            Assignor agrees to, and hereby does, indemnify and hold harmless Assignee from and against any and all claims, liabilities, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements) which may be asserted against, imposed on or incurred by Assignee by reason of Assignor's failure to pay, perform, observe or comply with any of the terms, covenants, conditions, agreements, provisions or obligations contained in the Operating Agreements to be kept, paid, performed, observed and discharged by Assignor, as owner thereunder, prior to the date hereof.

            Nothing contained in this Assignment of Operating Agreements shall constitute or be construed as an assignment by Assignor to Assignee of any claims, rights or causes of action which Assignor may have against any party to any Operating Agreement for rental or other charges due and payable under the Operating Agreement and properly allocable to periods prior to the date hereof, it being understood and agreed that Assignor expressly reserves all such claims, rights and causes of action and the right to receive, settle, waive and/or sue to recover all amounts due under such Operating Agreement which are properly allocable to periods prior to the date hereof.

            Corporate Property Investors is the designation of the Trustees under a Declaration of Trust, as amended and restated, on file with the Secretary of State of the Commonwealth of Massachusetts, and neither the shareholders nor the Trustees, officers, employees or agents of the Trust created thereby, nor any of their personal assets, shall be liable hereunder, and all persons dealing with the Trust shall look solely to the Trust estate for the payment of any claims hereunder or for the performance hereof.

            IN WITNESS WHEREOF, this Assignment has been executed by Assignor and Assignee as of the ____ day of January, 1998.

                                    ASSIGNOR:
                                    CORPORATE PROPERTY INVESTORS


                                        by
                                           -------------------------------------
                                          Name:
                                          Title:

                                    ASSIGNEE:

                                    --------------------------------------------

                                        by
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT J

                         ASSIGNMENT OF OTHER AGREEMENTS

                                Burnsville Center

            FOR TEN DOLLARS ($10.00) AND OTHER GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, CORPORATE PROPERTY INVESTORS, a Massachusetts Business Trust organized and having an office at Three Dag Hammarskjold Plaza, 305 East 47th Street, New York, NY 10017 ("Assignor"), does hereby bargain, sell, assign, transfer, set over and deliver unto _____________________________________ and having an office at 6148 Lee
Highway, Suite 300, Chattanooga, TN 37421-2931 ("Assignee"), all of Assignor's right, title and interest (collectively, "Assignor's Interest") in and to contracts and agreements listed on Exhibit D (the "Other Agreements"), which Other Agreements relate to the real property and the improvements located thereon more particularly described in Exhibit D (the "Other Agreements").

            TO HAVE AND TO HOLD Assignor's Interest in the Other Agreements unto Assignee, its successors and assigns, forever.

            This Assignment is made without representation or warranty, express or implied, by Assignor, except that Assignor warrants that it owns and has not heretofore assigned or encumbered (except as set forth in the Purchase and Sale Agreement mentioned below) its interest in and to any of the Other Agreements. Without limiting the generality of the foregoing, Assignor does not warrant as to whether any or all of the foregoing items are, by their terms, assignable. Nothing contained in this Assignment shall negate or impair any warranty or representation made by Assignor in the Purchase and Sale Agreement dated December 15, 1997, between Assignor, as Seller, and Assignee, as Purchaser (the "Purchase and Sale Agreement") which, under the terms of such agreement, survives the Closing thereunder.

            Assignee, for itself and its successors and assigns, (i) hereby accepts the foregoing assignment, (ii) agrees to, and hereby does, assume and agree to keep, pay, perform, observe and discharge all of the terms, covenants, conditions, agreements, provisions and obligations in the Other Agreements to be kept, paid, performed, observed and discharged by Assignor thereunder from and after the date hereof and (iii) agrees to, and hereby does, indemnify Assignor from and against all claims, liabilities, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements) which may be incurred or imposed upon Assignor by reason of Assignee's failure to perform its obligations under clause (ii) above.

            Assignor, for itself and its successors and assigns, agrees to, and hereby does, indemnify Assignee from and against all claims, liabilities, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements) which may be incurred or imposed upon Assignee by reason of Assignor's failure to pay, perform, observe and discharge all of the terms, covenants, conditions, agreements, provisions and obligations in the Other Agreements prior to the date hereof.

            Corporate Property Investors is the designation of the Trustees under a Declaration of Trust, as amended and restated, on file with the Secretary of State of the Commonwealth of Massachusetts, and neither the shareholders nor the Trustees, officers, employees or agents of the Trust created thereby, nor any of their personal assets, shall be liable hereunder, and all persons dealing with the Trust shall look solely to the Trust estate for the payment of any claims hereunder or for the performance hereof.

            IN WITNESS WHEREOF, this Assignment has been executed by Assignor and Assignee as of the ____ day of January, 1998.

                                   ASSIGNOR:

                                   CORPORATE PROPERTY INVESTORS

                                       by
                                           -------------------------------------
                                          Name:
                                          Title:

                                    ASSIGNEE:

                                    --------------------------------------------

                                        by
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT L

                    Operating Agreement Estoppel Certificate

                                                               December __, 1997

Development Options, Inc.
6148 Lee Highway, Suite 300
Chattanooga, TN 37421-2931

      Re:  Burnsville Center
           Burnsville, Minnesota

Gentlemen:

            The undersigned understands that Development Options, Inc. ("Purchaser") has entered into a contract for the purchase of Burnsville Center located in Burnsville, Minnesota, (the "Property") and that as a condition precedent to such acquisition, Purchaser is requiring and will rely upon this certificate from the undersigned.

            The undersigned hereby certifies to Purchaser as well as to any lender providing financing to Purchaser in connection with its acquisition of the Property (individually, a "Beneficiary") that:

            1. The undersigned is a party to the Operating Agreement described in Exhibit A annexed hereto, which Operating Agreement has not been modified, supplemented or amended (orally or in writing) except as set forth in Exhibit A (as so modified, the "Agreement"). The Agreement contains all of the understandings and agreements between the owner of the Property (the "Owner") and the undersigned with respect to the Property and the property owned by the undersigned at or adjacent to the Property.

            2. The Agreement is in full force and effect. As of the date hereof, the undersigned has not given any notice of default to the Owner under the Agreement and, to the best of the undersigned's knowledge, there are no defaults in the performance of any provisions contained in the Agreement.

Dated:  _________ __, 199_.

                                    Very truly yours,

                                    --------------------------------------------


                                    By:
                                        ----------------------------------------
                                         (signature)
                                        ----------------------------------------
                                          (title)

                                                                       EXHIBIT O

                       CERTIFICATION OF NONFOREIGN STATUS
                              (Entity - Transferor)

            Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform the transferee (buyer) that withholding tax is not required upon the disposition of a U.S. real property interest by (Name of Transferor) _______________the undersigned hereby certifies the following:

            (1) _______________________ is not a foreign corporation, foreign partnership, foreign trust, or foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

            (2)______________________________ U.S. employer identification number is _____________________;

            (3) ______________________________ office address is
      _______________________________________________; and

            (4) The address of the real property being transferred is
      ___________________________________.

            ______________________________ understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

            Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and I further declare that I have authority to sign this document on behalf of
___________________________ .

                                    Date:  ____________, 199_


                                    -----------------------------------
                                       NAME OF ENTITY


                                    By:
                                        ----------------------------------------


                                    By:
                                        ----------------------------------------


                                    By:
                                        ----------------------------------------


Sworn to before me this
____ day of ________, 199_.


------------------------------------
         Notary Public

                                                                       EXHIBIT T

                               GENERAL ASSIGNMENT

                                Burnsville Center

            FOR TEN DOLLARS ($10.00) AND OTHER GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, CORPORATE PROPERTY INVESTORS, a Massachusetts Business Trust and having an office at Three Dag Hammarskjold Plaza, 305 East 47th Street, New York, NY 10017 ("Assignor"), does hereby bargain, sell, assign, transfer, set over and deliver unto ____________________________________________________ having an office at 6148
Lee Highway, Suite 300, Chattanooga, TN 37421-2931 ("Assignee,"), all of Assignor's right, title and interest (collectively, "Assignor's Interest") in and to the following relating to the real property and the improvements located thereon:

            1. All warranties and guarantees of manufacturers, suppliers and contractors, to the extent the same are assignable;

            2. All permits of governmental authorities, and licenses and approvals of private utilities and others, required for or necessary to the operation and maintenance of the Mall, to the extent the same are assignable and relate to the Mall;

            3. All cash security deposits held by any utility with respect to the Mall (as defined in the Purchase and Sale Agreement described below);

            4. The Intangible Personal Property (as defined in the Purchase and Sale Agreement described below);

            5. All site plans, surveys, plans or specifications and floor plans relating to the Mall;

            6. All traffic pattern and similar studies, all architectural and engineering plans (whether "as built" or design), including, without limitation, any such plans relating to any proposed expansion or renovation, and any feasibility or marketing studies prepared by third parties for Assignor or any affiliate of Assignor;

            7. all catalogues, booklets, manuals, files, logs, records, correspondence, tenant lists, tenant prospect lists, tenant histories, tenant files, brochures and materials, advertisements and other similar intangible property directly relating to the Mall or any part thereof.

            TO HAVE AND TO HOLD Assignor's Interest in the foregoing items hereby assigned unto Assignee, its successors and assigns, forever.

            This Assignment is made without representation or warranty, express or implied, by Assignor, except that Assignor warrants that it has not heretofore assigned or encumbered (except as set forth in the Purchase and Sale Agreement mentioned below) Assignor's Interest in and to any of the items assigned hereby. Without limiting the generality of the foregoing, Assignor does not warrant as to whether any or all of the foregoing items are, by their terms, assignable or the nature of the right, if any, of Assignor in and to the Names under which the Premises is currently being operated. Nothing contained in this Assignment shall negate or impair any warranty or representation made by Assignor in the Purchase and Sale Agreement dated December 15, 1997, between Assignor, as Seller, and Assignee, as Purchaser (the "Purchase and Sale Agreement") which, under the terms of such agreement, survives the Closing thereunder.

            Assignor agrees to and shall, at Assignee's expense, cooperate with Assignee as reasonably necessary to secure performance by any guarantor or warrantor under any guaranty or warranty hereby assigned of any work Assignee reasonably believes should be performed by such guarantor or warrantor pursuant to any such guaranty or warranty.

            Corporate Property Investors is the designation of the Trustees under a Declaration of Trust, as amended and restated, on file with the Secretary of State of the Commonwealth of Massachusetts, and neither the shareholders nor the Trustees, officers, employees or agents of the Trust created thereby, nor any of their personal assets, shall be liable hereunder, and all persons dealing with the Trust shall look solely to the Trust estate for the payment of any claims hereunder or for the performance hereof.

            IN WITNESS WHEREOF, this General Assignment has been executed by Assignor as of the ____ day of January, 1998.

                                    ASSIGNOR:

                                    CORPORATE PROPERTY INVESTORS


                                    by
                                      --------------------------------------
                                      Name:
                                      Title:

                                    ASSIGNEE:


                                    ----------------------------------------

                                    by
                                      --------------------------------------
                                      Name:
                                      Title:

                                                                       EXHIBIT W

                                              Special Assessments

                                                     None.